Exhibit 99.1

JOINT FILING AGREEMENT

Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Agreement is attached as an exhibit, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned without the necessity of filing additional joint filing agreements. This Agreement may be executed in one or more counterparts.

Dated as of October 8, 2021

PHILIP AUSTIN SINGLETON, JR.

/s/ Philip Austin Singleton, Jr.

MICHELLE SINGLETON

/s/ Philip Austin Singleton, Jr.,
as Attorney-in-Fact for Michelle Singleton

AUBURN OWMH, LLLP

By: Singleton Asset Management, LLC, in its capacity as general partner of Auburn OWMH, LLLP

/s/ Philip Austin Singleton, Jr., as Attorney-in-Fact for Michelle Singleton
Title: Manager

SINGLETON ASSET MANAGEMENT, LLC

/s/ Philip Austin Singleton, Jr.,
as Attorney-in-Fact for Michelle Singleton
Title: Manager

PHILIP SINGLETON IRREVOCABLE TRUST, DATED DECEMBER 24, 2015

/s/ Philip Austin Singleton, Jr., as Attorney-in-Fact for Scott Beville
Title: Co-Trustee

AUSTIN SINGLETON IRREVOCABLE TRUST, DATED DECEMBER 24, 2015

/s/ Philip Austin Singleton, Jr., as Attorney-in-Fact for Scott Beville
Title: Co-Trustee